Exhibit 99.1

ARMOUR COMPLETES $85.2 MILLION CASH ACQUISITION OF JAVELIN

VERO BEACH, Florida, April 6, 2016 – ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR”) and JAVELIN Mortgage Investment Corp. (NYSE: JMI) (“JAVELIN”) today announced that ARMOUR has completed its $85.2 million cash acquisition of JAVELIN through a second-step merger (the “Merger”). At the effective time of the Merger, all of the remaining outstanding shares of JAVELIN common stock not purchased by ARMOUR in the previously announced cash tender offer (the “Tender Offer”) were converted into the right to receive the same $7.18 per share cash price as in the Tender Offer. The aggregate cost of acquiring the tendered shares in the Tender Offer was approximately $48.7 million and the aggregate cost of the remaining shares to be purchased as a result of the Merger is approximately $36.5 million. Maryland law did not require that the Merger be approved by the JAVELIN stockholders. Upon consummation of the Merger, JAVELIN became a wholly-owned subsidiary of ARMOUR. As a result of the completion of the Merger, it is anticipated that the shares of JAVELIN common stock will cease to be traded on The New York Stock Exchange before the open of market on April 7, 2016.

JAVELIN stockholders who hold shares of JAVELIN common stock through a bank or broker will not have to take any action to have their shares converted into cash, since these conversions will be handled by the bank or broker. JAVELIN stockholders who hold stock certificates can surrender their certificates for $7.18 per share in cash, without interest and less any applicable withholding taxes, through the Paying Agent for the Merger, Continental Stock Transfer & Trust Company.

Lazard Frères and Co. LLC served as financial advisor to ARMOUR and provided a fairness opinion to ARMOUR’s board of directors. Akerman LLP served as legal counsel to ARMOUR. JMP Securities LLC served as financial advisor to the independent special committee of the board of directors of JAVELIN (the “Special Committee”) consisting of the director who is not employed by or otherwise affiliated with ARMOUR, ARMOUR Capital Management LP (“ACM”), the external manager of JAVELIN and ARMOUR, or any of their respective subsidiaries, and provided a fairness opinion to JAVELIN’s Special Committee. Duane Morris LLP and Venable LLP served as legal counsel to JAVELIN’s Special Committee. Wachtell, Lipton, Rosen & Katz served as legal counsel to JAVELIN.

The Information Agent with regard to the Tender Offer was Alliance Advisors LLC. Continental Stock Transfer & Trust Company is the Depositary and Paying Agent.

About ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises, or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ACM, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

About JAVELIN Mortgage Investment Corp.

JAVELIN is a Maryland corporation that invests primarily in fixed rate, adjustable rate and hybrid adjustable rate Agency residential mortgage-backed securities (“RMBS”) and non-Agency RMBS. JAVELIN is externally managed and advised by ACM.

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ARMOUR Completes $85.2 Million Cash Acquisition of JAVELIN

April 6, 2016

Forward-Looking Statements

This press release includes forward-looking statements. Actual events and results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including the cessation of trading of JAVELIN common stock. Additional information concerning certain of these and other risk factors are contained in the most recent filings with the SEC of ARMOUR and JAVELIN. All subsequent written and oral forward-looking statements concerning ARMOUR and JAVELIN are expressly qualified in their entirety by the cautionary statements above. ARMOUR and JAVELIN caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ARMOUR and JAVELIN do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

ARMOUR Contact:

James R. Mountain

Chief Financial Officer

ARMOUR Residential REIT, Inc.

(772) 617-4340

JAVELIN Contact:

Alliance Advisors LLC

Stockholders call toll free:

(888) 991-1294

Banks and Brokers:

(973) 873-7721

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